UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

MASSIMO GROUP
(Exact name of registrant as specified in its charter)

Nevada	001-41994	92-0790263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 W Miller Road Garland, TX	75041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866-403-5272

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MAMO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On April 14, 2026, Mr. David Shan ceased to serve as Chief Executive Officer of Massimo Group (“the Company”) but will retain the role as executive chairman of the board of director of the Company. In his capacity as executive chairman, Mr. Shan will remain an employee of the Company with no change to his existing compensation arrangements and will provide strategic oversight and support to the Company’s executive leadership.

Appointment of New Chief Executive Officer

Effective April 14, 2026, Mr. Quenton Petersen, the Company’s current Vice President, was appointed to the position of Chief Executive Officer of the Company. Mr. Petersen will also continue to serve as Vice President of the Company.

Quenton Petersen, age 36, has served as Vice President of the Company since March 1, 2025, where he has led the Company’s commercial strategy, including sales, marketing, and channel expansion across dealer, retail, and e-commerce platforms. Mr. Petersen joined Massimo Motor Sports in March 2018 and has held roles of increasing responsibility, including Sales and Marketing Manager and Director of Sales, prior to his appointment as Vice President. Over his tenure, he has been instrumental in expanding the Company’s distribution footprint, strengthening relationships with major national and regional partners, and driving revenue growth across multiple channels. He has also played a key role in aligning sales execution with operational capabilities, contributing to improved inventory movement and overall channel performance. Prior to joining Massimo Motor Sports, Mr. Petersen served as Manager at Flow Wall from 2011 to 2016, where he led national retail expansion initiatives and developed strategic partnerships with leading retailers, including The Home Depot, Costco, and Amazon, supporting the company’s growth across both big-box retail and e-commerce channels. Mr. Petersen studied accounting and business management at Dixie State University.

Mr. Petersen brings over 15 years of experience in sales leadership, retail channel development, and operational execution, with a track record of scaling distribution and driving growth across both e-commerce and brick-and-mortar platforms.

Mr. Petersen is not party to any related party transactions for which disclosure would be required pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Petersen and any director or executive officer of the Company. In connection with his appointment as Chief Executive Officer of the Company, there are no new or amended compensatory arrangements with Mr. Petersen. The board of director or its compensation committee may from time to time consider discretionary performance-based or milestone-based bonus awards for Mr. Petersen in accordance with the Company’s compensation practices, however, no such awards have been approved in connection with his appointment at this time.

Item 7.01 Regulation FD Disclosure.

On April 20, 2026, the Company announced the appointment of Mr. Quenton Petersen to the position of Chief Executive Officer of the Company and that Mr. David Shan would cease to serve as Chief Executive Officer of the Company, but will retain the role as executive chairman of the Company.

A copy of the Company’s press release announcing these changes is furnished as Exhibit 99.1 to this Form 8-K.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 20, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 20, 2026	MASSIMO GROUP

	By:	/s/ David Shan
	Name:	David Shan
	Title:	Chief Executive Officer